Exhibit 3.1

FRANCISCO V. AGUILAR
Secretary of State

DEANNA L. REYNOLDS
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
401 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7141

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

10/08/2025 10:21:36 AM

Work Order Number: W2025100800647 - 4770135
Reference Number: 20255228026
Through Date: 10/08/2025 10:21:36 AM
Corporate Name: ZICIX CORPORATION

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20255222569	Amendment After Issuance of Stock - 10/06/2025	3
20254974909	Amendment After Issuance of Stock - 06/18/2025	15
20254568908	Amendment After Issuance of Stock - 12/30/2024	3
20244561740	Registered Agent-Statement of Change - 12/30/2024	1
20244119927	Amendment After Issuance of Stock - 06/11/2024	3
20222414546	Amendment After Issuance of Stock - 06/22/2022	3
20200997178	Certificate of Correction - 10/22/2020	1
20200992880	Certificate of Designation - 10/21/2020	1
20200718420	Certificate of Designation - 06/10/2020	6
20190256344-76	Amendment - 06/13/2019	8
20170487128-00	Certificate of Designation - 11/16/2017	1
20170177358-11	Registered Agent-Statement of Change - 04/24/2017	1
20160448506-46	Certificate of Reinstatement - 10/11/2016	1
20110061859-03	Merge In - 01/26/2011	13
20110047569-95	Initial List - 01/21/2011	1
20110047414-34	Articles of Incorporation - 01/21/2011	14

Certified By: Electronically Certified Certificate Number: B202510086160188 You may verify this certificate online at https://www.nvsilverflume.gov/home Respectfully, FRANCISCO V. AGUILAR Nevada Secretary of State FRANCISCO V. AGUILAR Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE Commercial Recordings Division 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684 - 5708 Fax (775) 684 - 7141 North Las Vegas City Hall 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486 - 2880 Fax (702) 486 - 2888

Business Number E0034652011 - 4 Filed in the Office of Filing Number 20255222569 Secretary of State State Of Nevada Filed On 10/6/2025 10:09:00 AM Number of Pages 3

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect. ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) Article V is amended to add the paragraph as set forth in the attachment. (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] — Signature of Officer or Authorized Signer — Chief Executive Officer — Title X ____ — Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 9/1/2023

STATE OF NEVADA
CERTIFICATE OF AMENDMENT
OF ARTICLES OF INCORPORATION

ZICIX Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the Nevada Revised Statutes of the State of Nevada, does hereby certify:

FIRST: That the Articles of Incorporation of the Corporation is hereby amended by adding the following paragraph immediately after the first paragraph of Article V, Section A entitled "Number and Designation.":

> Upon the filing and effectiveness (the "Effective Time") pursuant to the Nevada Revised Statutes of this Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Corporation, each ten thousand (10,000) shares of Common Stock issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock (the "Reverse Stock Split"). No fractional shares shall be issued in connection with the Reverse Stock Split but shall be rounded up to the nearest whole number. Each record that immediately prior to the Effective Time represented shares of Common Stock ("Old Records"), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Records shall have been combined, subject to the elimination of fractional share interests as described above. The Reverse Stock Split shall have no effect on the authorized amount or par value of the Common Stock.

SECOND: That the Certificate of Designation of Series B Convertible Preferred Stock is hereby amended so that all references to "par value $0.001 per share" shall be changed to "par value $0.00001 per share;"

THIRD: The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 92.47%.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this * day of October, 2025.

By: ______________________
Edwin Li
Chief Executive Officer and Director

Business Number E0034652011 - 4 Filed in the Office of Filing Number 20254974909 Secretary of State State Of Nevada Filed On 6/18/2025 8:00:00 AM Number of Pages 15

FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov 4 T 5 C c ( Profit Corporation: Certificate of Amendment (PuRsuANTTO NRs 78 . 380 & 78.385/78 . 390) Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANT TO NRs 78.403) Officer's Statement (PuRsuANT TO NRs 80.030) Date: Time : (must not be later than 90 days after the certificate is filed) . Effective Date and ime: (Optional) Changes to takes the following effect: D The entity name has been amended. D The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) D The purpose of the entity has been amended. � The authorized shares have been amended. D The directors , managers or general partners have been amended. D IRS tax language has been added. lZI Articles have been added. D Articles have been deleted. !Zi Other. The articles have been amended as follows: (provide article numbers , if available) Article V is amended to increase the authorized shares to 28 Billion, as attachE "' (attach additional page(s) if necessary) ! Chief Executive Officer Signature of Officer or Authorized Signer Title X Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares , then the amendment must be approved by the vote , in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof . . Information Being hanged: (Domestic orporations only) 6. Signature: Required) Please include any required or optional information in space below: (attach additional page(s) if necessary) This form must be accompanied by appropriate fees. Page 2 of 2 R e vised : 9 / 1 / 2023

AMENDED AND REST A TED ARTICLES OF TNCORPORA TION OF ZICIX CORPORATION r , Edwin Kai Ip Li , Chief Executive Officer of ZICTX CORPORATION . , a Nevada corporation , do hereby certify that the Articles of Incorporation of this corporation are amended and restated to read in full as follows : ARTICLE I NAME The name of the corporation is : ZICIX CORPORATION . ARTICLE II REGISTERED AGENT The principal office in the State of Nevada is 321 W . Winnie Lane # I 04 , Carson City, Nevada 89703 . The name of its registered agent at that address is Cogency Global . ARTICLE III PURPOSE The purpose for which the Corporation is organized is to transact all lawful business for which corporations may be incorporated pursuant to the laws of the State of Nevada . The Corporation shall hav e all the powers of a corporation organized under the General Corporation Law of the State of Nevada . ARTICLE rv TERM The Corporation is to have perpetual existence . ARTICLE V CAPITAL STOCK A . Number and Designation . The total number of shares of all classes that the Corporation shall have authority to issue shall be TWENTY EIGHT BILLION ( 28 , 000 , 000 , 000 ), of which TWENTY SEVEN BILLION STX HUNDRED MILLION ( 27 , 600 , 000 , 000 ) shall be shares of common stock , par value $ 0 . 0000 I per share ("Common Stock " ) , and FOUR HUNDRED MILLION ( 400 , 000 , 00 0 ) shall be shares of preferred stock , par value $ 0 . 0000 I per share ("Preferred Stock ") . The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without approval of the stockholder except as otherwise provided in this Article V or the rules of a national securities exchange if applicable . The consideration for subscriptions to , or the purchase of , the capital stock to be issued by the Corporation shall be paid in such form and in such manner as the board of directors shall determine . The board of directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the Corporation, or any combination thereof . In the absence of actual fraud in the transaction , the judgment of the directors as to the value of such consideration shall be conclusive . The capital stoc k so issued shall be deemed to be fully aid and non - as sessa ble stock upon rec eipt by the Corporation of such consideration . fn the case of a stock dividend , the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance .

B. Undesignated Common Stock . Shares of Common Stock not at the designated as shares of a particular series pursuant to this Article V(B) or any other provision of these Articles of Incorporation may be issued from time to time in one or more additional series or without any distinctive designation . The board of direc ; tors may determine , in whole or in part, the preferences, voting powers , qualifications and special or relative rights or privileges of any such series before the issuance of any share s of that series . The board of directors shall determine the number of shares constituting each series of Common Stock and each series shall have a distinguishing designation . C. Common Stock . Each holder of shares of Common Stock shall be entitled to one vote for each share held by such holders . Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the Common Stock as to the payment of dividends , the full amount of dividends and sinking fund or retirement fund or other retirement payments , if any, to which such holders are respectively entitled in preference to the Common Stock , then dividends may be paid on the Common Stock, and on any class or series of stock entitled to participate therewith as to dividends , out of any assets legally available for the payment of dividends , but only when and as declared by the board of directors of the Corporation . ln the event of any liquidation, dissolution or winding up of the Corporation , after there shall have been paid , or declared and set aside for payment , to the holders of the outstanding shares of any class having preference over the Common Stock in any such event , the full preferential amounts to which they are respectively entitled , the holders of the Common Stock and of any class or series of stock entitled to participate therewith, in whole or in part , as to di s tribution of assets shall be entitled , after payment or provision for payment of all debts and liabilities of the Corporation , to receive the remaining assets of the Corporation available for distribution, in cash or in kind . Each share of Common Stock shall have the same relative powers , preferences and rights as, and shall be identical in all respects with , all the other shares of Common Stock of the Corporation. D. Series Preferred Stock . Shares of Preferred Stock not at the designated as shares of a particular series pursuant to this Article V(D) or any other provision of these Articles of Incorporation may be issued from time to time in one or more additional series . The board of directors may determine , in whole or in part , the preferences , voting powers , qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series . The board of directors shall determine the number of shares constituting each series of Preferred Stock and each series shall have a distinguishing designation . Each share of each series of series preferred stock shall have the same relative powers , preferences and rights as , and shall be identical in all respects with , all the other shares of the Corporation of the same series , except the times from which dividends on share which may be issued from time to time of any such series may begin to accrue . ARTICLE VI PREEMPTIVE RIGHTS No holder of any of the shares of any class or series of stock or options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series , or any unissued bonds , certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock except to the extent that such right may from time to time be issued pursuant to resolution of the board of directors of the Corporation to such persons , firms , 2 corporations or associations , whether or not holders thereof , and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion . ARTICLE VII REPURCHASE OF SHARES The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class , bonds , debentures , notes , scrip , warrants , obligations , evidences or indebtedness , or other securities of the corporation in such manner , upon such terms , and in such amounts as the board of directors shall determine ; subject, however , to such limitation or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law . ARTICLE Vlll MEETINGS OF STOCKHOLDERS; CUMULATIVE VOTING No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders , unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the board of directors of the Corporation . Special meeting of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation , or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities , as provided in a resolution of the board of directors or in the bylaws of the Corporation , include the power and authority to call such meetings but such special meetings may not be called by another person or persons . There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation . Meetings of stockholders may be held at such place as the bylaws may provide . ARTICLE IX NOTICE FOR NOMINATIONS AND PROPOSALS Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors . In order for a stockholder of the Corporation to make any such nominations and/or proposals at an annual meeting or such proposals at a special meeting , he or she shall give notice thereof in writing , delivered or mailed by first class United States mail , postage prepaid , to the Secretary of the Corporation of not less than thirty days or more than sixty days prior to any such meeting ; provided, however, that if less than forty days' notice of the meeting is given to stockholders , such written notice shall be delivered or mailed , as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders . Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (1) the name, age , business address and, if known, residence address of each nominee proposed in such notice , (2) the principal occupation or employment of each such nominee , and (4) the number of shares of stock of the Corporation which are beneficially owned by each such nominee . In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation . 3

Each such notice given by a stockholder to the Secretary with re s p ect to business proposals to bring before a meeting shall set forth in writing as to each matter : (I) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting ; (2) the name and address , as they appear on the Corporation ' s books , of the stockholder proposing such business ; (3) the class and number of shares of the Corporation which are beneficially owned by the stockholder ; and (4) any material interest of the stockholder in such bu si nes s . Notwithstanding anything in these Articles to the contrary, no busines s shall be conducted at th e meeting except in accordance with the procedures set forth in this Article . The Chairman of the annual or special meeting of stockholders may , if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure , and , if he s hould so determine , he shall so declare to the m eeti ng and the defective nomination or proposal shall be disregarded and laid over for action at th e next succeeding adjourned , special or annual meeting of the stockholders taking place thirty days or more thereafter . Thi s provi s ion shall not require the holding of any adjourned or special meeting of s tockholders for the purpose of considering such defective nomination or proposal . ARTICLE X DIRECTORS The numb e r of directors of th e Corporation shall b e s uch numb e r , not les s than one nor mor e than 15 (exclusive of director s, if any , to be elected by holders of preferred stock of the Corporation) , as shall be provided from time to time in a resolution adopted by the board of directors , provided that no decrea se in the number of directors shall have the effect of shortening the term of any incumbent director , and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two - third of the dire cto r s then in office shall concur in sai d action . Exclusive of directors , if any , elected b y holders of preferred stoc k , vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two - thirds of the dir ec tors then in office , whether or not a quorum , a nd any dir ec tor so chosen s hall hold offic e for a tenn expiring at the annual meeting of stockholders at which the tenn of the class to which the director ha s b ee n chosen expires and when th e director 's successor is elected and qualified . Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right , voting separately as a class , to elect one or more director s of the Co rporation , the board of directors shall include sa id directors so elected in addition to the number of director s fixed as provided in this Article X . Notwithstanding the foregoing , and except as otherwise may b e requir ed by law , w hene ve r the holder s of any one or mor e se ri es of pr efe rred s tock of th e Corporation e lect one or mor e directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders . In furtherance , but not in limitation of the powers conferred by statute , the board of directors is expressly authorized to do the following : • Designate one (I) or more committees, each committee to consist of one or more of the directors of the Corporation and such number of natural person s who are not director s as the board of directors shall de s ignate , which to the extent pro vi ded in the Resolution , or in the bylaws of the Corporation , s hall have and ma y exercise the powers of the board of directors in the management of the busine ss and affairs of the Corporation . • As provided by Nevada Revised Statutes 78 . 140 , without repeating th e section in full her e, th e same i s adopted and no contract or other tran sact ion betw ee n thi s Corporation and any of its officers , agents or directors shall be deemed void or vo idable solely for that reason . The bal a nce of the provision s of the code section cited , as it now exists , allowing s uch transactions , is hereby incorporated into this Article as though more full y set forth , and such Article shall b e r ea d and interpret e d to provide the greatest latitude in its application . 4

• As provided by Nevada Revised Statutes 78 . 207 , without repeating the section in full here , the board of directors shall have the authority to change the number of shares of any class or series , if any , of authorized stock by increasing or decreasing the number of authorized shares of the class or series and correspondingly increasing or decreasing the number of issued and outstanding shares of the same class or series held by each stockholder ofrecord at the effective date and time of the change by a resolution adopted by the board of directors , without obtaining the approval of the stockholder s . • If a proposed increase or decrease in the number of issued and outstanding shares of any class or series would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares , then the decrease must be appro v ed by the v ote , in addition to any vote required , of the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the increase or decrease , regardless of limitations or restrictions on the voting power thereof . The increase o decrease does not have to be approved by the vote of the holders of shares representing a majority of the voting power in each class or series whose preference or rights are not adversely affected by the increase or decrease . • Special meetings of the stockholders may be called only by the board of directors or a committee of the board of directors that is delegated the power to call special meetings by the board of directors . • Change the name of the Corporation at any time from time to time to any name authorized by Nevada Revised Statutes 78 . 039 . ARTICLE xr REMOVAL OF DIRECTORS Notwithstanding any other provision of these Articles of the bylaws of the Corporation , any director or all the directors of a single class (but not the entire board of directors) of the Corporation may be removed , at any time , but only by the affinnative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) without the necessity of a meeting of the stockholders called for that or any other purpose . Notwithstanding the foregoing , whenever the holders of any one or more series of preferred stock of the Corporation shall have the right , voting separately as a class , to elect one or more directors of the Corporation , the preceding provisions of this Articles XI shall not apply with respect to the director or directors elected by such holders of preferred stock . ARTICLE XII INDEMNIFICATION Any person who was or is a party or is threatened to be made a party to any threatened , p e nding , or completed action , suit , or proceeding, whether civil , criminal, administrative , or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director , officer , incorporator , employee , or agent of the Corporation , or is or was serving at the request of the Corporation as a director , officer , incorporator , employee , partner , trustee , or agent of another corporation, partnership , joint venture , trust, or other enterprise (including an employee benefit plan) , shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including counsel fees and disbursement), judgments , fines (including excise taxes assessed on a person with respect to an employee benefit plan) , and amounts paid in settlement incurred by him in connection with such action , suit , or proceeding and , if so requested , the Corporation shall advance (within two business days of receiving such written request) any and all such expense to the person indemnified ; provided , however , that (i) the foregoing obligation of the Corporation shall not apply to a claim that was commenced by the person indemnified without the prior written approval of the board of directors . Such right of indemnification shall inure whether or not the claim asserted in based on matters which antedate the adoption of this Article XII . Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee or agent 5 and shall inure to the benefit of the heirs and personal representatives of such a person . The indemnification provided by this Article XII shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors , by [provisions of law, or otherwise . ARTICLE XIII LIMIT A TIONS ON DIRECTORS ' LIABILITY No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer , except : (A) for acts or omi s sions that involve intentional misconduct , fraud or a knowing violation of law ; or (B) the payment of distributions in violation of Nevada Revised Statutes Sec . 78 . 300 . If the Nevada Revised Statutes of the State of Nevada or other applicable law , regulation or statute is amended after the date of filing of these Articles to further eliminate or limit the personal liability of directors or officers , then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes or such applicable law, regulation or statute , as so amended . Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification . ARTICLE XIV INTERESTED STOCKHOLDER STA TUTES The Corporation hereby expressly elects not to be governed by Nevada Revised Statutes Secs . 78 . 378 to 78.3792 inclusive , which restrict the ability of the control shareholder to vote his securities under circumstances unless certain procedures are followed, and Nevada Revised Statutes Secs . 78 . 411 to 78 . 444 inclusive, relating to combinations with interested stockholders , and any and all successor statutes . 6

CERTIFICATE OF DESIGNATION SERIES A PREFERRED STOCK OF ZICIX CORPORATION There shall be a series of the voting preferred stock of the Corporation which shall be designated a s the " Series A Preferred Stock , " $0.0000 l par value , and the number of shares constituting such series shall be ONE HUNDRED MILLION ( l 00 , 000 , 000). Such number of shares may be increased or decreased by resolution of the board of directors ; provided , however , that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding plus the number of shares i s suable upon exercise of outstanding rights , options or warrants or upon conversion of outstanding securities issued by the Corporation . 7 I . Dividends and Distributions . a . Subject to the rights of the holders of any shares of any series of preferred stock of the Corporation ranking prior and superior to the Series A Preferred Stock with respect to dividends , the holders of shares of Series A Preferred Stock , in preference to the holders of shares of Common Stock, $0.00001 par value (the "Common Stock " ) , of the Corporation and of any other junior stock , shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the purpose , quarterly dividends payable in cash on or about the first day of January, April , July and October in each year (each such date being referred to herein as a " Quarterly Dividend Payment Date " ) , commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock , in an amount per share (subject to the provision for adjustment hereinafter set fotth) l times the aggregate per share amount of all cash dividends and I times the aggregate per share amount (payable in kind) of all non - cash dividends or other distributions , other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise) , declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date , since the first issuance of any share or fraction of a share of Series A Preferred Stock . In the event the Corporation shall at any time after July 1, 2010 (the " Rights Declaration Date " ) declare or pay any dividend on the Common Stock , stock payable on the Common Stock , or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction , the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. b. The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock ( other than a dividend payable in shares of Common Stock); provided , however , that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date , a dividend of $ . 0 l per share on the Series A Preferred Stock nevertheless be payable on such subsequent Quarterly Dividend Payment Date. c. Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares , unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date , in which case dividends on such shares shall begin to accrue from the date of issue of such shares , or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividend shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date . Accrned but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share - by - share basis among all such shares at the time outstanding. The board of directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon , which record date shall not be more than 60 days prior to the date fixed for the payment thereof. 2. Voting Rights . The holders of shares of Series A Preferred Stock shall have the following voting rights : a. Each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. b. Except as otherwise provided herein , the holders of shares of Series A Preferred Stock, the holders of shares of Common Stock, and the holders of shares ofany other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation . c. Except as otherwise set forth herein and except as otherwise provided by law , holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action . 3. Certain Restrictions . a. Whenever dividends or distributions payable on the Series A Preferred Stock as provided in Section l are in arrears, thereafter and until all accrued and unpaid dividends and distributions , whether or not declared , on shares of Series A Preferred Stock outstanding shall been paid in full , the Corporation shall NOT i. Declare or pay dividends on , make any other distributions on , or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation , dissolution or winding up) to the Series A Preferred Stock ; ii. Declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation , dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled ; iii. Except as permitted in Section 3(a)(iv) below, redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation , dissolution or winding up) with the Series A Preferred Stock, provided, however , that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution , liquidation or winding up) to the Series A Preferred Stock; and iv. Purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board directors , after consideration of 8 the respective annual dividend rates and other relative rights and preferences of the respective series and classes , shall determine in good faith will result in fair and equitable treatment on the respective series or classes . b . The Corporation shall not permit any subsidiary of the Corporation to purchase or other acquire for consideration any shares of stock of the Corporation unless the Corporation could , under paragraph (a) of this Section 3 , purchase or otherwise acquire such shares at such time and in such manner. 4. Reacquired Shares . Any shares of Series A Preferred Stock purchase or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. The Corporation shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock which may be reissued as part of a new series Preferred Stock , subject to the conditions and restrictions on issuance set forth herein . 5. Liquidation, Dissolution or Winding Up . a. Upon any liquidation (voluntary or otherwise) , dissolution or winding up of the Corporation , no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation , dissolution or winding up) to the Series A Preferred Stock unless , prior thereto , the holders of shares of shares of Series A Preferred Stock shall have received $1 . 00 per share , plus an amount equal to accrued and unpaid dividends and distributions thereon , whether or not declared , to the date of such payment (the "Series A Liquidation Preference " ) . Following the payment of the full amount of the Series A Liquidation Preference , no additional distributions shall be made to the holders of shares of Series A Preferred Stock , unless, prior thereto , the holder s of shares of Common Stock shall have received an amount per share (the "Common Adjustment " ) equal to the quotient obtained b y dividing (i) the Series A Liquidation Preference by (ii) I 000 (as appropriately adjusted as set forth in paragraph (c) of thi s Section 5 to reflect such e v ents as stock dividends , and subdivisions , combinations and consolidations with respect to the Common Stock (such number in clause (ii) being referred to as the Adjustment Number " ) . Following the payment of the full amount of the Series A Liquidation Pr e ference and the Common Adjustment in respect of all out s tanding shares of Series A Preferred Stock and Common Stock, respectively , holders of Series A Preferred Stock and holders of shares of Common stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to I with respect to such Series A Preferred Stock and Common Stock , on a per share basis , respectively . b. In the event there are not sufficient asset s available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all series of preferred stock , if any, which rank on a party with the Series A Preferred Stock , then such remaining assets shall be distribution ratably to the holders of such parity shares in proportion to their respectively liquidation preferences . In the event there are not sufficient assets a v ailable to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock . c. In the event the Corporation shall at any time after the Rights Declaration Dat e declare or pay any dividend on Common Stock payable in shares of Common Stock , or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stok that are outstanding immediately prior to such event. 9

6. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger , combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and / or any other property , then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1000 times the aggregate amount of stock , securities , cash and/or any other property (payable in kind) , as the case may be , into which or for which each share of Common Stock is exchanged or changed. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock , or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event. 7. Redemption . The shares of Series A Preferred Stock shall not be redeemable. 8. Ranking . The Series A Preferred Stock shall rank junior to all other series of the Company ' s Preferred Stock as to the payment of dividends and the distribution of assets , unless the terms of any such series shall provide otherwise . 9. Conversion . At any time after a holding period of one day from the date of issuance, the Series A Preferred Stock may be converted to shares of Common Stock at a ratio of one (1) share of Series A Preferred Stock to 1000 common shares by the Company ' s transfer agent. At such time of voluntary conversion , the Holder shall submit the certificate representing the Series A Preferred shares to the company ' s transfer agent together with an opinion letter of qualified counsel and release of restriction resolution from the Corporation. Upon the release ofrestriction of the certificate(s) , the Corporation ' s transfer agent shall issue new Common Stock in the appropriate amount per conversion and cancel the relinquished preferred shares. l 0 . Fractional Shares. Series A Preferred Stock may be issued in fractions which are integral multiples of one one - hundredth of a share. Fractions of shares of Series A Preferred Stock may , at the election of the Corporation , be evidenced by depositary receipts , pursuant to an appropriate agreement between the Corporation and a depositary selected by the Corporation. The holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Series A Preferred Stock represented by such depositary receipts . 10

CERTIFICATE OF DESIGNATION SERIES B CONVERTIBLE PREFERRED STOCK OF ZIClX CORPORATION 11 ZICIX CORPORATION , a corporation organized and existing under the laws of the State of Nevada (hereinafter the "Corporation" or the " Company " ) , hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Nevada Law effective as of January 2 , 2020 : RESOLYEO , that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the " Board of Directors" or the "Board " ) in accordance with the provisions of the Articles of Incorporation , the Board of Directors hereby creates a series of Preferred Stock, par value $0 . 00 I per share, of the Corporation , to be known as " Series B Convertible Preferred Stock" and hereby states the designation and number of shares, and fixes the relative rights , preferences , and limitations thereof as follows : Series B Convertible Preferred Stock : Section I . Designation and Amount. The designation of this series , which consists of 50 , 000 , 000 shares of Preferred Stock , is Series B Convertible Preferred Stock (the "Series B Preferred Stock " or "Preferred Stock") and the stated value shall be $0 . 001 per share. Section 2 . Liquidation Rights . In the event of any voluntary or involuntary liquidations , dissolution or winding up of the Corporation , the holders of Series B Convertible Preferred Stock shall be entitled to receive from the assets of the Corporation $0.00 I per share , plus accrued and unpaid dividends , if any, all of which shall be paid or set apart for payment before the payment or setting apart for payment of any amount for , or the distribution of any assets of the Corporation to , the holders of common stock or any other class of equity security in connection with such liquidation , dissolution , or winding up. Each share of Series B Convertible Preferred Stock shall rank on a parity with each other share of Series B Convertible Preferred Stock with respect to the respective preferential amounts fixed for such series payable upon any distribution of assets by way of liquidation , dissolution , or winding up of the Corporation. After the payment or the setting apart of payment to the holders of Series A and B Convertible Preferred Stock of the preferential amounts payable to them , the holders of Common Stock shall be entitled to receive all remaining assets of the Corporation, except as may be qualified in the Articles of Incorporation of the Corporation . The Corporation covenants and agrees that so long as the Series B Convertible Preferred Stock is outstanding , the Corporation shall not issue any equity security with a liquidation preference senior to the Series B Convertible Preferred Stock . Section 3. Conversion Rights . The holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights " ): (a) Right to Convert . Each share of Preferred Stock shall be convertible without the payment of any additional consideration by the holder thereof and , at the option of the holder thereof , at any time after the date of issuance into four shares of common stock (the " Conversion Rate " ) . (b) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock , he shall surrender the certificate or certificates therefor, duly endorsed , at the office of the Corporation or of any transfer agent for the Preferred Stock and shall give written notice to the Corporation at such office that elects to convert the same . The Corporation shall , as soon as practicable thereafter , issue and deliver at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common stock on such date. (c) Fractional Shares. In lieu of any fractional shares to which the holder of Preferred Stock would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share of Common Stock as determined by the board of directors of the Corporation . The number of whole shares issuable to each holder upon such conversion shall be determined on the basis of the number of shares of Common Stock issuable upon conversion of the total number of shares of Preferred Stock of each holder at the time converting into Common Stock . (d) Adjustment of Conversion Rate . For so long as any shares of the Series B Preferred Stock are outstanding , if the Corporation : (i) issues and sells pursuant to an exemption from registration under the Securities Act (A) Common Stock at a purchase price on the date of i s suance thereof that is lower than the Current Market Price , (8) warrants or options with an exercise price representing a percentage of the Current Market Price with an exercise price on the date of issuance of the warrants or options that is lower than the agreed upon exercise price for the holder, except for employee stock options or stock incentive agreements of the Corporation , or (C) convertible , exchangeable or exercisable securities with a right to exchange at lower than the Current Market Price on the date of issuance or conversion, as applicable , of such convertible , exchangeable or exercisable securities , except for stock option agreements or stock incentive agreements ; and (ii) grants the right to the purchaser(s) thereof to demand that the Corporation register under the Securities Act such Common Stock issued or the Common Stock for which such warrants or options may be exercised or such convertible, exchangeable or exercisable securities may be converted , exchanged or exercised , then the Conversion Rate shall be increased so that the holders of Preferred Stock shall be entitled upon conversion of all unconverted Preferred Stock to receive that percentage of the outstanding common stock which they would have received had they converted immediately prior to any of the events set forth in (i) and (ii) above. For the purpose of any computation pursuant to this paragraph 4( d), the " Current Market Price" at any date of one share of Common Stock , shall be deemed to be the average of the highest reported bid and the lowest reported offer prices on the preceding business day as furnished by OTC Markets Group (the " Pink Sheets") (or equivalent recognized source of quotations); provided , however , that if the Common Stock is not traded in such manner that the quotations referred to in this clause are available for the period required hereunder , Current Market Price shall be determined in good faith by the board of directors of the Corporation, but if challenged by the holders of more than 50 % of the outstanding Preferred Stock , then as determined by an independent appraiser selected by the board of director s of the Corporation , the cost of such appraisal to be borne equally by the Corporation and the challenging parties. (e) No Jmpairn1ent. The Corporation will not through any reorganization, recapitalization, transfer of assets , consolidation , merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the provisions hereof. (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this paragraph 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based . The Corporation shall , upon written request at any time of any holder of Preferred Stock , furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments , (ii) the Conversion Rate of the Preferred Stock at the time in effect, and (ii) the number 12 of shares of Common Stock and the amount , if any , of other property which at the time would be received upon the conversion of such holder ' s shares of Preferred Stock. (g) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation will take such corporate action as may , in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose. (h) No Reissuance of Converted Shares . No shares of Preferred Stock which have been converted into Common Stock after the original issuance thereof shall ever again be reissued and all such shares so converted shall upon such conversion cease to be a part of the authorized shares of the Corporation. (i) Notices of Record Date. ln the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend ( other than a cash dividend) or other distribution , any right to subscribe for , purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right , the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right , and the amount and character of such dividend, distribution or right. (j) Notices . Any notice required by the provisions of this Certificate of Designation to be given to holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail , postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation . Section 4. Registration Rights. The shares of Common Stock issuable upon conversion of Preferred Stock shall not have any registration rights . Section 5. Reacquired Shares. Any shares of Series B Convertible Preferred Stock acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof and may not be reissued . Section 6. Rank. The Series B Convertible Preferred Stock shall rank , with respect to the distribution of assets , senior to any and all other series of any other class of Preferred Stock except for Series A Preferred Stock. Section 7. Amendment. The Articles oflncorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences, or special rights of the Series B Convertible Preferred Stock so as to affect them adversely without the affinnative vote of majority of the holders of the outstanding shares of Series B Convertible Preferred Stock, voting together as a single class. Section 8 . Equity Security. "Equity Security" shall mean a security of any class of stock, whether preferred or common, and any debt security which is convertible into a security of any class of stock , whether preferred or common. 13

Business Number E0034652011 - 4 Filed in the Office of Filing Number 20254568908 Secretary of State State Of Nevada Filed On 12/30/2024 4:27:00 PM Number of Pages 3

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☒ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) The Articles of Incorporation are amended...see Attached (attach additional page(s) if necessary)
6. Signature: (Required)	X WU XuLiang *Jacky Wu* — Chief Executive Officer Signature of Officer or Authorized Signer — Title X ______ — ______ Signature of Officer or Authorized Signer — Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Page 2 of 2
Revised: 9/1/2023

STATE OF NEVADA CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION ZICIX Corporation (the " Corporation " ) , a corporation organized and existing under and by virtue of the Nevada Revised Statutes of the State of Nevada , does hereby certify : FIRST : That the Articles of Incorporation of the Corporation is hereby amended by replacing the first paragraph of Article V, Section A entitled " Number and Designation . " : Number and Designation. The total nwnber of shares of all classes that the Corporation shall have authority to issue shall be FOURTEEN BILLION ONE HUNDRED MILLION (14,100 , 000 , 000) , of which FOURTEEN BILLION (14,000,000,000) shall be shares of common stock, par value $ 0 . 00001 per share )"Common Stock"), and ONE HUNDRED MILLION ( I 00 , 000 , 000 ) shall be shares of preferred stock , par value $ 0 . 0000 I per share ("Preferred Stock " ) . The shares may be issued by the Corporation fro m time to time as approved by the board of directors of the Corporation without approval of the stockholder except as otherwise provided in this Article V or the rules of a national securities exchange if applicable . The consideration for subscriptions to, or the purchase of , the capital stock to be issued by the Corporation shall be paid in such form and in such manner as the board of directors shall determine . The board of directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the Corporation , or any combination thereof . In the absence of actual fraud in the transaction , the judgment of the directors as to the value of such consideration shall be conclusive . The capital stock so issued shall be deemed to be fully aid and non - assessable stock upon receipt by the Corporation of such consideration . In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the con s ideration for their issuance . SECOND : The vote b y which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power , or such greater proportion of the voting power as required in the case of a vote by classes or series , or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 5 3 OS % . IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 30th day of October, 2024 . By: WU XuLiang Chief Executive Officer and Director

Business Number E0034652011 - 4 Filed in the Office of Filing Number 20244561740 Secretary of State State Of Nevada Filed On 12/30/2024 10:53:00 AM Number of Pages 1

Business Number E0034652011 - 4 Filed in the Office of Secretary of State State Of Nevada Filing Number 20244119927 Filed On 6/11/2024 12:22:00 PM Number of Pages 3

12 : 22 : 27 p . m . 06 - 11 - 2024 7 I 18178871604 - i ro: Page : 7 of 8 2024 - 06 - 11 19 : 23:44 GMT 18178871604 From: EN FRANCISCO V. AGUILAR Secteta,y ofState 401 North ca . rson Stre � t Car . son City ; N _ ,vac;ta 8$701 - 4201 (TTS). 684 - 5708 Website: www ; nvsos.gov 4 T s C c 6 Profit Corporation: Certificate of Amendment <PURSUANT To NRs 78 . 380 & _ 78 ; 385/78.390 ) Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANTro NRs 78403 ) Officer's Statement <PuRsuANT To NRs eo.03ai. Date: T irn e: .. .... -- · , .. , (must not be later than 90 days after the certificate is filed) . Effective Date and ime: (Opt i onal) Changes to takes the .following effect [ ] The entity name has been amended . D The registered agent has been changed. (attach Certi fi cate - ofAcceptance trorn new reg i stered � gent) • Ƒ The purpose o f the entity . has been <;imended. [x1 The authorized shares have been am . ended . [j The directors, managers or general partners have been amended . D IRS t ax language has been added. [ J Articles have been added. [ ] Articles have be . en deleted. 0 - Other. The articles have bee _ n � mende . d: as follows , ( provide article numbers ! i f avai l a � le) .The Article$ of Incorporation are amended . .. . see Attached (attach additional page(s) ifnecessary) . Information Being hanged: (Domestic orpor � tlons only) X ftfavte _ ff ei4t Signature of Officer or Authorized Signer Title r � � � � I X i � . - · � ' Sig n atu r e of Officer or Authorized Signer Ti t le • i t any proposed amendment w . oUld . alter or eha.r:rge . any preference or any relative or other right _given to any class or series of outstand i ng share$, then the amendment must be - approved by t he vote , in adc:lition to the affirmative vote otherwise requirec:l, ofthe holders of shares represe - nting a majority of the voting power of each class or series affected by the amendment r e . gardless to limitations . or.restrictions on the voling power thereof . . Signature: (Re quired) Please include ahy · required or optic:mal information in space below: {attach additional page(s) if necessary ) This form must _ be accompanied by appropriate . fees. Pa ge2 · o f2 Revised : 8/1 1 2023

12 : 22 : 21 p . m . 06 - 11 - 2024 s 1 18178871604 7 ro : Page: 8 of 8 2024 - 06 - 11 19:23 : 44 GMT 18178871604 From: EN Information being chanied . (continuation) Article V, Capital Stock, Section A; ofthe . Articles oflncorpotation is amended, as follows : Number and Designation. The total number ofshares ofall classes that the Corporation shall have authority to issue shall be TWELVEBlLLION SEVEN HUNDRED MILLION (12 , 700 , 000,000), ofwhich TWELV E BILLION SlX HUNDRED MILLION (12,600 ; 000 - ,000) shall be shares - of common stock, par value $0.00001 p . et share ( � iCommon Stock;' . ), � d ONE HUNDRED MILLION (I 00,000,000) shall be shares of preferred stock < par value $0.00001 per share ("Preferred Stock"). The shares may be issued by the Corporation from time to time as approved by the board of directors ofthe Corporation without approval of the stock.bolder _ except as otherwis - e provided in this Article V or lhe rules of a natio nal securities - exchange if applicable. The consideration for subscriptions to , or the purchase of , the capital stock to be issued by the Corporation shall be paid in such fom1 a:i;td in such manner as the board of directors . shall determine. The board of directors may authorize capital stock to be issued for consideration consi � iing of cash, an,y tangible or intangible property orany benefit o the Corporation, or ar,y combmation thereof. In the absence of actual fraud in the transaction_, the judgment of the directors as to the value of such consideration shall be conclusive. The cap . ital stock so issued shall be deemed to be fully paid and non � assessable stock upon receiplby the Corporation of suchconsideration, In the case of a stock dividend , the part ofthesurplus of the Corporation whichis trausferred to stated capital . upon theissuance . of shares asastockdividend shall be deemed to be the consideration for the.ir issuance.

Business Number E0034652011 - 4 Filed in the Office of Filing Number 20222414546 Secretary of State State Of Nevada Filed On 6/22/2022 9:32:00 AM Number of Pages 3

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov Profit Corporation: Certificate of Amendment (PuRsu,,NrroNRs1a.3aoa.1a . 3asna . 39o> Certificate to Accompany Restated Articles or Amended and Restated Articles (PuRsuANr ro NRs 78.403) Officer's Statement ( PuRsuANr rn NRs ao . o3o ) 4. Effective Date and Time: (Optional) Dale: Time: (Must no1be later than 90 days after the certificate i s filed) 5 . Information Being Changed: (Domestic corporations only) ===> 6. Signature: ( Required) Changes to takes the following effect: The entity name has been amended . The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended . x The authorized shares have been amended . The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added . Articles have been deleted. Other. The articles have been amended as follows : (provide article numb1 \ s . if availa · b · le) iJRfit/e 1L Chf)if � {,.. � fD4<, - me: 1cftt - l f't111rJf,e.s o,·11 - JI QL/15 � .{ A.1 · fh"R 1 0 jz.,u, To C / <,co, 00,0t' � . \ Ccl'fiflo � s f,c.J< •f'c ( / 1 Se, � tctJ01c_) 1'1'1 1 (attach add1 � nal page(s) 1f necessary) fi, , , , /00. /t;, x Signature of Officer or Author i zed Signer Title •1f any proposed amendment would alter or change any preference or any relative or other right g i ven to any c l ass or series of outstanding shares, then the amendment must be approved by the vote , in addition to the aff i rmative vote otherwise required. of the holders or s h ares representing a majority or the vot i ng power of each c l ass or series affected by the amendment regardless to li mitations or restrictions on the vot i ng power thereof . Please include any required or optional informal.ion in space below: (attach additional page(s) if necessary) This form must be accompan i ed by appropriate fees. Page 2 o!;, Re • 11 s 1, d : 1/1120 £l

Zicix Corporation Attachment to: Certificate of amendment to articles of incorporation For Nevada profit corporation 1. Name of corporation: Zicix Corporation 2. The articles have been amended as follows( provide article numbers, if available) Article V Capital Stock A. Number and designation. The total number of shares of all classes that this corporation shall have authority to issue shall be ONE BILLION SIX HUNDRED MILLION ( 1,600,000,000, of which ONE BILLION FIVE HUNDRED MILLION (1,500,000,000) shall be shares of common stock, par value $0.001 per share ( " Common Stock" ) and ONE HUNDRED MILLION (100,000,000) shall be shares of preferred stock, par value $0.0001 per share ( "Preferred Stock" ). loll The Shares may be issued by the corporation from time to time as approved by the board of directors of the corporation without the approval of the stockholders except as otherwise provided in this article 5 or the rules of a - - cont'd 3. The vote by wage the stockholders Holdings a Shares in the Corporation entitling them to exercise at least a majority of the voting power, or search greater proportion of the voting power as may be required in the case of a vote by classes of series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: greater than 51.0%. 4. Effective date: June 22, 2022 � Si �� re : ( Required ) X ' . Signature o Officer

Business Number E0034652011 - 4 Filed in the Office of Filing Number 20200997178 Secretary of State State Of Nevada Filed On 10/22/2020 1:59:00 PM Number of Pages 1

Business Number E0034652011 - 4 Filed in the Office of Secretary of State State Of Nevada Filing Number 20200992880 Filed On 10/21/2020 8:26:00 AM Number of Pages 1

Business Number E0034652011 - 4 Filed in the Office of Secretary of State State Of Nevada Filing Number 20200718420 Filed On 6/10/2020 2:28:00 PM Number of Pages 6

CERTIFICATE OF DESIGNATION SERiES B CONVERTIBLE · P ' REFERRRD STOCK OF ZICIXCORP. ZICJX CORP., a corporation organized and existing under the Laws of the State of Nevada (hercinafier the 11 Corporation" or the ''Company"), hereby certifies that the foUowiug resolution was adopted by the Boat'd of Directors of the Corpot - ation as required by Nevada Law effective as of January 2, 2020: RESOLVED, that pursuant to the authol'ity granted to and vested in the 'Board ofDirecit'.>t's of this Corporation (hereinafter cal1ed the "Board ofDirectors 1 ' or the "Boru:d") in aooordance with the pt'Ovisions of the Articles of Incorporation, the Board of Dit"eetors hereby ere � aseries of Preferred Stook, par value $0.001 per share, of the Corporation, to be known as "Series B Convertiblo Pt'efer.red Stock" and hereby states the designation and number of shares)' and, fixes the .relative Iights, preferences, and limitations thereof llS follows: Series B Convertible Prefeued Stock: Section · LDesigna.tion and Arno - untThe designation of this sel'ies, which. consist.<; of 50,000,000 shares of Preferred Stock, is Series B Convel'tible Preferred Stock (the "Series B - Preferred Stockn or *Preferred Stock'>) and the stated value shall be $0.001 per share. Section 2.Liquidation Rights [n the event of any voluntary or involuntary liquidati � dissolution or winding up oftbc Corporation, the holders of Series B Conve . rtibJe Preferred Stock shall bo entitled to receive from the assets of the Co1·poretion $0.001 per share, pfos accrued and unpaid dividends � if any, all of which shall be paid or set apart for payment before the payment or setting - apart for payment ofany amount for, or tho distribution of any assets of the Corporation to, the holdcts of common.stock or any otlrer class of equity security in connection with 1 such liquidation, dissolutio � or winding up. Each share of Series B Convertible Preferred Stock shall rank on a parity with each other share of Series B Convertible Preferred Stock, with respect to the respective preferential amounts fixed for such serfos payable upcn any distl'ibution of assets by way of liquidation. dissolution, or winding up of the Corporation. After the payrnent or the setting apart of payment to tl'1e holders of Series A and B Convertible Preferred Stock of the p1'efe � ntia1 amounts paya � le to th01n, the holders of Common Stoek shall be entitled to receive all remaining assets of the Corporation, except as may be qualified in the Articles of Incorporation of the Corporation. The Corporation covenants and agrees that so long as the Seri.es B Convertible Preferred Stock is outstandin& the Corporation shall uot issue any equity security with a liquidation preference senior to the Series B Convertible Prefen - cd Stock. Section 3. Conversion RightsThe holders of the Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"}: ta) Right to Convert. Each shro - c of Preferred Stock shall be convertible wlthout the payment of any additional consideration by the holder thereof and, at th � option of the holder thereof Ź at any tiine after the date of issutince into four shares of common stock (the c � conversion Rate'') (b}Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall sut•re . nder the certificate ur certificates therefor, duly endorsed, at the • Office of the Corporation or of any transfe1· agent for the Preferred Stock and shall give written notice to the Corporation at such office that he elects to convert the same. The Corporation shall, as soon as practicable thereafter, issue and delivel' at such office to such holder of Preferred Stock a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been n1ade immediately prio . r to the close of business on the date of such surrender of the shares of Preferred Stock to be converted and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shaU be tl'eated for all purposes M the record holder or holders of such shares of Common Stock on such date. cc) , Fractional Shares . ln lieu of any fractional snares to which the holder of Preferred Stock would otherwise he entitled, the Corporation shall pay cash equaJ to such fraction multiplied by the fair market value of one share of Common Stock a . 11 determined by the boai - d of directors of the Corporation . The number of whole 2 shares issuable to each holder upon such conversion shall be det:ern1iood on the basis of the - number of shores of Common Stock issuable upon conversion of the total number of shares of Preferred Stock of each holder at the tirne converting into Common Stock. (d}Adjllstment of Conversion Rate. For so long Ill$ any shares of the Series B Preferred Stock are Ol} � tarn:ling, if the Corporation: {i) issues and sells pursuant to an exemption - from registration under the Securities Act (A) Common Stock at a purohase price on t he date of issuance thereof 1hat is lower than the Current Market Prk - c, (B) warrants or options with an exercise price representing a · percentage of the Current Market Price with an exercise price on the date of issuance of the wnrrants or options that is lower than the agreod upon exercise price for Ute holder. except for employee stock option agreements or stock incentive agreements of the Corporation. or (C) convertibJo � exchangeable or oxercisable securities · with a righ t to exchange at lower thtm the Current Mt.rlcc t Plice on the date of issuance or conversion, as ¥plicable ,. of such convertibl � exchangeable or exerci � le securities , � cept fur stock option agreeinents or stock incentive agreements; and (ii) gl'ants the right ro the purche.ser(s) thereof to demand that the Corporation register under the Securities Act such Common Stock issued or the Common Stock fo1· whfoh such warrants or options may be exercised or such conv ' ertible, exchangeable or exercisable Kccurities may be converted. exchanged or exercised � then the Conversion Rate shall be increased so that the holders of Preferred Stock sha ll be entitled upon conversion of aU uncon v erted Preferred · Stock to t � e that percentage of the outstanding common stock which they would have received had they converted immediate l y prior to any of the events set forth in (i} and (ii) above.. • For the purpose of any computati � n put'suant to this parngrnph 4(d), tl � c ''Current Market Price'' at any : date of one shate · ofCommon Stock, shall bed · eemed to be the average of the highest repol'ted bid and the lowest reported offer prices on the preceding business day as furnished by OTC Markets Group (the .. Pink Sheets"X or equivalent recognized source of quotations ) ; proltid � howeve r, that if the Common Stock is not traded in such manner that the quotations referred to ill this c � se (viii) al'e available for the period required hereundel', Cu � nt Market Price shall be determined iri goild faith by the board of dit'ectors of the Corporation, but if challenged by the holders of more th.an 50% of the outstanding Preferred Stock, then as determined by an independent appraise1· selected bytne board of direc'tors of the Corporation , the cost of such appraisal - to be bo.rne equally by the Corporation and the challenging parties. 3

(e) No Impairment. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the provisions hereof.

(g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate pursuant to this paragraph 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate of such Series A at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Preferred Stock.

(g) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(h) No Reissuance of Converted Shares. No shares of Preferred Stock which have been converted into Common Stock after the original issuance thereof shall ever again be reissued and all such shares so converted shall upon such conversion cease to be a part of the authorized shares of the Corporation.

(i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other

4

right, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right.

(j) Notices. Any notice required by the provisions of this paragraph 6 to be given to holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

Section 4. Registration Rights. The shares of Common Stock issuable upon conversion of Preferred Stock shall not have any registration rights.

Section 5.Reacquired Shares. Any shares of Series B Convertible Preferred Stock acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof and may not be reissued.

Section 6. Rank. The Series B Convertible Preferred Stock shall rank, with respect to the distribution of assets, senior to any and all other series of any other class of Preferred Stock except Series A Preferred Stock..

Section 7. Amendment. The Articles of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences, or special rights of the Series B Convertible Preferred Stock so as to affect them adversely without the affirmative vote of majority of the holders of the outstanding shares of Series B Convertible Preferred Stock, voting together as a single class.

Section 8. Equity Security. "Equity Security" shall mean a security of any class of stock, whether preferred or common, and any debt security which is convertible into a security of any class of stock, whether preferred or common.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its President as of this 2nd day of January, 2020.

_s/ William A. Petty _

William A. Petty
President and CEO

5

Business Number E0034652011 - 4 Filed in the Office of Filing Number 20190256344 - 76 Secretary of State State Of Nevada Filed On 06/13/2019 Number of Pages 8

Certificate of Amendment Name of corporation: Zicix Corporation The Artlcles have been amended as follows: Article V Capital Stock Page 2 national securities exclrnnge if applicable. The consideration for subscriptions 10, or the purchase of, the capital stock to be issued by a corporation shall be paid in such form and in such maimer as the board of directors shall determine. The ':)oard of directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible prope,ty or any benefit to the corporation, or any combination thereof. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive. The capital stock so issued shall be deemed to be folly paid and nonMassessab!e stock upon receipt by the corporation of such consideration. In the case of a stock dividend, the part of the suiv!us of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to De tbc consideration for their issuance. A description of the different classes and series (if any) of the Corporation's capital stock and a statement of the relative powers, designations, preferences and rights of the shores of each class and series (if any) of capital stock, and tbe qualifications, limitations or restrictions thereof, are as follows:

Certificate of Amendment Name of corporation: Zicix Corporation The Articles have been amended as follows: Article V Capital Stock Page 2 of 7 national securities exchange if applicable. The consideration for subscriptions to, or the purchase of, the capital stock to be issued by a corporation shall be paid in such form and in such manner as the board of directors shall determine. The board of directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation, or any combination thereof. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive. The capital stock so issued shall be deemed to be fully paid and non - assessable stock upon receipt by the corporation of such consideration. In the case ofa stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance. A description of the different classes and series (if any) of the Corporation's capital stock and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, arc as follows: B. Undesignatcd Common Stock. Shares of Common Stock not at the time designated as shares of a particular series pursuant to this Article (V)(B) or any other provision of these Articles of Incorporation may be issued from time to time in one or more additional series or without any distinctive designation. The board of directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series. The board of directors shall determine the number of shares constituting each series of Common Stock and each series shall have a distinguishing designation. C. Common Stock . Except as provided in these Articles or the designation of any series or class of capital stock, the holders of the Common Stock shall exclusively possess all voting power. Subject to the provisions of these Articles, each holder of shares of Common Stock shall be entitled to one vote for each share held by such holders. Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class or series of stock having preference over the Common Stock as to the payment of dividends, the !Ull amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation.

Page 3 of 7 In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the Common Stock in any such event, the full preferential amounts to which they arc respectively entitled, the holders of the Common Stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind. Each share of Common Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of Common Stock of the Corporation. D. Serial Preferred Stock. Shares of Preferred Stock not at the time designated as shares of a particular series pursuant to this Article (V)(D) or any other provision ofthese Articles of Incorporation may be issued from time to time in one or more additional series. The board of directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series. The board of directors shall determine the number of shares constituting each series of Preferred Stock and each series shall have a distinguishing designation. Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue. E. Series A Preferred Stock . There shall be a series of the voting preferred stock of the Corporation which shall be designated as the "Series A Preferred Stock:' $.0001 par value, and the number of shares constituting such series shall be ONE HUNDRED MILLIO>J (100,000,000). Such number of shares may be increased or decreased by resolution of the board of directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation. 1. Dividends and Distributions . a) Subject to the rights of the holders of any shares of any series of preferred stock of the Corporation ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock, $.ODO1 par value (the "Common StocK'), of the Corporation and of any other junior stock, shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on or about the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date''), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (subject to the provision for adjustment hereinafter set forth) 1 times the aggregate per share amount of all cash dividends and 1 times the aggregate per share amount (payable in kind) of all non - cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or

Page4of7 otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after July 1, 2010 (the "Rights Declaration Date") declare or pay any dividend on the Common Stock, stock payable on the Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or othef'.vise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of$.01 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. c) Dividends shall begin to accrue and be cwnulativc on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share - by - share basis among all such shares at the time outstanding. The board of directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof. 2. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights: a) Each share of Series A Preferred Stock shall entitle the holder thereof to I 00 votes on all matters submitted to a vote of the stockholders of the Corporation. b) Except as otherwise provided herein, the holders of shares of Series A Preferred Stock, the holders of shares of Common Stock, and the holders of shares of any other capital stock of the Company having

Page 5 of 7 general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. c) Except as othef \ visc set forth herein and except as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action. 3. Certain Restrictions. a) Whenever dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall Not i. declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; ii. (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on \ .Vhich dividends arc payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; iii. except as permitted in Section 3(A)(iv) below, redeem or purchase or otherwise acquire for consideration shares or any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock ; and iv. purchase or othenvise acquire for consideration any shares or Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration ofthc respective annual dividend rates and other relative rights and preferences oft.he respective Series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes. b) The Corporation shall not permit any subsidiary ofthe Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

Page6of7 4. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. The Corporation shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock which may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein. 5. Liquidation, Dissolution or Winding UP. a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received S1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Uquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Ac{justmenl ") equal to the quotient obtained by dividing (i) the Series A J,iquidation Preference by (ii) 100 (as appropriately adjusted as set forth in paragraph (C) of this Section 5 to reflect such events as stock dividends, and subdivisions, combinations and consolidations with respect to the Common Stock) (such number in clause (ii) being referred to as the "Ac{justment lv'umber'). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Preferred Stock and Common Stock, on a per share basis, respectively. b) In the event there are not sufficient assets available to permit payment in full o1lhe Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock. c) In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares or Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment 1 \ 'umber by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator ofwhieh is the number of shares of Common Stock that are outstanding immediately prior to such event.

Page 7 of 7 6. Consolidation. Merger. etc . In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock arc exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event. 7. Redemption. The shares of Series A Preferred Stock shall not be redeemable. 8. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. 9. Conversion. At any time after a holding period of one day from the date of issuance, the Series A Preferred Stock may be converted to shares of Common Stock at a ratio of one (1) share of Series A Preferred Stock to 100 common shares by the Company's transfer agent. At such time of voluntary conversion, the Holder shall submit the certificate representing the Series A Preferred shares to the company's transfer agent together with an opinion letter of qualified counsel and release of restriction resolution from the Corporation. Upon the release of restriction of the certificate(s), the Corporation's transfer agent shall issue new Common Stock in the appropriate amount per conversion and cancel the relinquished preferred shares. 10. Fractional Shares. Series A Preferred Stock may be issued in fractions which are integral multiples of one one - hundredth of a share. Fractions of shares of Series A Preferred Stock may, at the election of the Corporation, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by the Corporation. The holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Series A Preferred Stock represented by such depositary receipts.

Business Number E0034652011 - 4 Filed in the Office of Filing Number 20170487128 - 00 Secretary of State State Of Nevada Filed On 11/16/2017 Number of Pages 1

Business Number E0034652011 - 4 Filed in the Office of Secretary of State State Of Nevada Filing Number 20170177358 - 11 Filed On 04/24/2017 Number of Pages 1

Business Number E0034652011 - 4 Filed in the Office of Secretary of State State Of Nevada Filing Number 20160448506 - 46 Filed On 10/11/2016 Number of Pages 1

Business Number E0034652011 - 4 Filed in the Office of Filing Number 20110061859 - 03 Secretary of State State Of Nevada Filed On 01/26/2011 Number of Pages 13

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

[X] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

[ ] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

[ ] If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a) Owner's approval was not required from

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2
Revised: 10-25-10

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Zicix Corporation
Name of **merging** entity, if applicable

Bederra Corporation
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Zicix Corporation
Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 3
Revised: 10-25-10

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 4
Revised: 10-25-10

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

☒ (a) The entire plan of merger is attached;

or,

☐ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):** January 24 2011

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 5
Revised: 10-25-10

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

Zicix Corporation
Name of merging entity
X [signature] President 1/24/2011
Signature Title Date

Bederra Corporation
Name of merging entity
X [signature] President 1/24/2011
Signature Title Date

Name of merging entity
X
Signature Title Date

Name of merging entity
X
Signature Title Date

and,

Zicix Corporation
Name of surviving entity
X [signature] President 1/24/2011
Signature Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

BEDERRA CORPORATION

(a Texas corporation)

STATEMENT OF UNANIMOUS CONSENT

OF

DIRECTORS

AND

MAJORITY CONSENT OF SHAREHOLDERS

January 24, 2011

THIS STATEMENT OF UNANIMOUS CONSENT OF DIRECTORS when executed by all the Directors of the Corporation in accordance with the provisions of the Texas General Corporation Law, will become effective as of the 24th day of January, 2011; and will have the same force and effect as if such Director were present and acting at a meeting duly noted and held for the purpose of adopting the Resolutions and taking the corporate action here and after set forth.

THIS STATEMENT OF CONSENT OF MAJORITY STOCKHOLDERS when executed by the holders of a majority of the outstanding stock of the Corporation entitled to vote in accordance with the provisions of Section 78.320 of the Nevada Revised Statutes, will become effective as of the 24th day of January, 2011; and shall have the same force and effect as if adopted at a special meeting of stockholders noticed and held for the purpose of adopting the Resolutions and taking the Corporate action hereinafter set forth.

REINCORPORATON, REVERSE SPLIT, AND NAME CHANGE

The Directors were of the opinion that is in the best interest of the Corporation and the shareholders to consolidate the outstanding shares of Common Stock of the Corporation into a smaller number, an action generally referred to as a reverse split, effective for shareholders of record as of the closing of the security trading markets on the effective date of the reincorporation authorized in the next succeeding resolution. Therefore, it was

RESOLVED, that on the effective date of the reincorporation from Texas to Nevada that adopts new Articles of Incorporation for the Corporation will also be the effective date of a One for Five Hundred (500) reverse split such that the holders of common stock will receive One share of Common Stock of the Corporation, $.0001 par value ("New Common Stock") for each Five Hundred (500) shares of Common Stock owned by each such holder as of the closing of the security trading markets on the effective date of the reincorporation period. No certificates for fractional shares of New Common Stock will be issued and no certificates will be issued for less than One Hundred (100) shares. In the event any holder of Common Stock is entitled to receive fractional shares of New Common Stock, such holder will be issued the next highest number of whole shares and in the event any holder of Common Stock is entitled to receive less than One Hundred (100) shares of New Common Stock, such holder will be issued One Hundred (100) shares; and

BE IT FURTHER RESOLVED, that, unless otherwise specified in the underlying agreement, the number of shares of Common Stock or other securities issuable upon conversion or in exchange for outstanding warrants, options or other securities issuable to the holders after the effective date of the reincorporation be the kind and amount of shares of stock of the post-reincorporation successor corporation and other securities and property issuable upon conversion or exchange as if the conversion or exchange had occurred immediately prior to the reincorporation.

CHANGE OF CORPORATE NAME

The Directors are of the opinion that it is in the best interest of the corporation to change the corporate name to ZICIX Corporation in order to more closely reflect the business focus. Therefore, it was

RESOLVED, that on the effective date of the reincorporation from Texas to Nevada that adopts new Articles of Incorporation for the Corporation will also be the effective date of the change of the name of the Corporation to ZICIX Corporation; and

BE IT FURTHER RESOLVED, the officers of the Corporation be, and hereby are, authorized to execute and deliver such documents and instruments and do all acts and things to effectuate the intent of the foregoing Resolution.

ADOPTION OF PLAN OF MERGER WITH ZICIX CORPORATION

RESOLVED, that in order to accomplish the reverse split, name change and reincorporation, the Corporation enter into a Plan of Merger with ZICIX Corporation, a Nevada Corporation, upon the terms and for the consideration specified in the Plan of Merger delivered to the Directors and incorporated in these resolutions by reference; and

BE IT FURTHER RESOLVED, that the President and the Secretary, or Assistant Secretary of the Corporation, be and each of them hereby is authorized to execute and deliver the Plan of Merger and such other documents and instruments and do all acts and things to effectuate the intent of the foregoing resolution.

EXECUTION OF CONSULTING AGREEMENT

The Directors and majority shareholder were of the opinion that it is in the best interest of the corporation and the shareholders to engage Rhodes Holdings, LLC, a Texas Limited Liability Corporation upon the terms and for the consideration specified in the form of the Consulting Agreement delivered to the Directors and incorporated herein by reference; and

BE IT FURTHERE RESOLVED, that the President of the Corporation be, and hereby is authorized to execute and deliver the Consulting Agreement and such other documents and instruments and do all acts and things to effectuate the intent of the foregoing resolution.

NOTICE TO SHAREHOLDERS

The Directors and shareholder were informed that in order to comply with the General Corporation Law of Texas and Rule 15c-211 (a) (5) pursuant to the Securities Act of 1934, as amended, the Corporation is required to file and send to all shareholders a description of the corporate actions described in these resolutions. Therefore it was

RESOLVED, that the Board of Directors of the Corporation prepare and file with OTC Markets Group, and distribute to all the shareholders of the Corporation an information statement to describe the reverse split, reincorporation, name change, change in authorized shares.

COUNTERPARTS

This statement of Unanimous Consent may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile signature by any party on a counterpart of this Agreement shall be binding and effective for all purposes. Such party shall, however, subsequently deliver to the other party an original executed copy of this Agreement.

EXECUTED by the Directors as of the date set out above.

Graham R Williams

Herbert H Pratt

PLAN AND AGREEMENT OF MERGER
BETWEEN

BEDERRA CORPORATION
(a Texas Corporation)
AND
ZICIX CORPORATION
(a Nevada Corporation)

PLAN AND AGREEMENT OF MERGER effective January 24th, 2011, by and between BEDERRA CORPORATION, a Texas Corporation ("Bederra"), and ZICIX Corporation, a Nevada Corporation ("Zicix").

WHEREAS, Bederra is a business corporation of the State of Texas with its registered office therein located at 710 N Post Oak Rd Suite 400, Harris County of Houston, Texas 77029; and

WHEREAS, the total number of shares of stock which Bederra has authority to issue is 5,100,000,000, of which 5,000,000,000 are common stock, $.001 par value per share, and 100,000,000 are preferred stock, $.0001 par value per share; and

WHEREAS, Zicix is a business corporation in the State of Nevada with its registered office therein located at 711 S Carson St #4, Carson City, Nevada 89701; and

WHEREAS, the total number of shares of stock which Zicix has authority to issue is 600,000,000, of which 500,000,000 are common stock, $.001 par value per share, and 100,000,000 are preferred stock, $.0001 par value per share; and

WHEREAS, the Texas Corporation law permits a merger of a business corporation of the State of Texas with and into a business corporation of another jurisdiction; and

WHEREAS, Revised Statutes of the State of Nevada permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Nevada; and

WHEREAS, Bederra and Zicix and the respective Boards of Directors and majority shareholders thereof declare it advisable and to the advantage, welfare, and best interests of said corporations and their respective shareholders to merge Bederra with and into Zicix pursuant to the provisions of the Texas Corporation law and pursuant to the provisions of the Revised Statutes of the State of Nevada upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto hereby determine and agree as follows.

ARTICLE 1
MERGER

1.1. CONSTITUENT CAPITAL CORPORATIONS. The name, address and jurisdiction of organization of each of the constituent corporations are set forth in the recitals above.

1.2. SURVIVING CORPORATION. Zicix Corporation shall be the surviving corporation. The principal place of business, Articles of Incorporation, bylaws, officers and directors of Zicix Corporation shall survive the merger without amendment or revision and be the principal place of business, Articles of Incorporation, bylaws, officers and directors of the surviving corporation.

1.3 MERGER. On the Effective Date (as hereinafter set forth) and subject to the terms and conditions of this Agreement, the applicable provisions of the Texas Corporation Law ("Texas Law"), and the applicable provisions of Title 7, Chapter 78 of the Nevada Revised Statutes ("Nevada Law'), Bederra is merged with and into Zicix, the separate existence of Bederra shall cease on and after the Effective Date.

ARTICLE II
EXCHANGE AND CONVERSION OF SHARES

2.1. CONVERSION OF CAPITAL STOCK.

A. On the Effective Date, each 500 issued and outstanding shares of the common stock, $.001 par value per share, of Bederra shall be converted into the right to receive one fully paid and non-assessable share of the common stock, $.001 par value per share of Zicix.

B. No certificates for fractional shares of Zicix common stock will be issued and no certificates will be issued for less than 100 shares. In the event any holder of Bederra common stock is entitled to receive fractional shares of Zicix common stock. Such holder will be issued the next highest number of whole shares and in the event any holder of Bederra common stock is entitled to receive less than 100 shares of Zicix common stock such holder will be issued 100 shares;

C. On the Effective Date, each issued and outstanding share of the preferred stock of any series or class of Bederra shall be converted into the right to receive one fully paid and non-assessable share of preferred stock, $.0001 par value of Zicix with substantially identical rights and preferences.

2.2. FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued by Zicix as a result of the merger. Each fractional share that would otherwise result from the merger shall be canceled and returned to the authorized and unissued capital stock of Zicix and a full share of Zicix common stock, $.001 par value per share, shall be issued in its place.

2.3. CANCELLATION OF EXISTING SHARES. On the Effective Date, each share of the common stock, $.001 par value per share, of Zicix outstanding immediately prior to the merger shall be cancelled and returned to the authorized and unissued capital stock of Zicix.

ARTICLE III
ADDITIONAL COVENANTS AND AGREEMENTS

3.1. OUTSTANDING OPTIONS AND WARRANTS. Except to the extent otherwise provided in outstanding options, warrants, and other rights to purchase shares of the common stock, $.001 par value per share of Bederra, each option warrant or other right to purchase shares of the common stock, $.001 par value per share, of Bederra, shall be exercisable to purchase the same number of shares of the common stock, $.001 par value per share, of Zicix on the same terms and conditions.

3.2. SUBMISSION TO THE SERVICE IN NEVADA. Zicix agrees that it may be served with process in the State of Texas in any proceeding for enforcement of any obligation of the Zicix arising from this merger, including any suit or other proceeding to enforce the rights of any stockholder as determined in appraisal proceedings pursuant to the provisions of general Texas Corporation laws, and irrevocably appoints the Secretary of State of Texas as its agent to accept services of process in any such suit or proceeding.

3.3. COOPERATION. This Agreement has been approved and adopted by the stockholders of Bederra in accordance with Texas Law. Therefore, the parties hereto agree and they will cause to be executed and filed and recorded any document or documents prescribed by Texas Law or Nevada Law, and that they will cause to be performed all necessary acts within the State of Texas and the State of Nevada and elsewhere to effectuate the merger herein provided for.

3.4. ADDITIONAL ASSURANCES. Bederra hereby appoints the officers and directors, each acting alone, as its true and lawful attorneys in fact to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary proper, or convenient to carry out or put into effect any of the provisions of this Agreement or of the merger herein provided for.

ARTICLE IV
EFFECTIVE DATE

4.1. EFFECTIVE DATE. The effective date in the State of Texas and the State of Nevada shall be the 25th day of January 2011 (the "Effective Date").

4.2. TERMINATION. Not withstanding the full approval and adoption of this Agreement, the said Agreement may be terminated by either party at any time prior to the filing thereof with the Secretary of State of the State of Nevada.

4.3. AMENDMENT. Not withstanding the full approval and adoption of this Agreement, this Agreement may be amended at any time and from time to time prior to the filing thereof with the Secretary of State of the State of Nevada except that, without the approval of the stockholders of Bederra and the Stockholders of Zicix, no such amendment may (a) change the mte of exchange for any sJum,s of Bedetta or the lyp!lS . � amounts . of consideration that will be •• � ured, to the holders of the shares of stock of Beden - a ; (b) change ariy term of the Articles of Incorporation of Zic : ix ; or (c) adversely effect . any of the rights of the s!Dckholders ,of Bedeli : a or Zicix :. • • ARTICLEV MISCELLANEOUS 5.1. CQUNJERPARTS. This Agreeme1)1 may be executed in one. or more counterJ)arts, each of which may have .diffeJ'ent signatUres and may be ,rigned at.different times. When all parties )lave ,rigned at least one counte 1 part, each counterpart shall be dccmcd complete and shall ronstitute llie same illstrumeot • • 5.2. EN'f!RE AGREEMENT. This � is. iiltended by the parties to .be the fiDal expression oflliei, agreement with � io the matter set. forth •herein and. is intended to contain all of the terms of such agre=e111 without the need to refer to other documents. There are no other \ mdersrandings written or ontl among the parties with � to tbe mat1er set forth herein. 5.3. AMENDMENT. This Agreeroe111 may not be amended. e,trept by a written - instrument mgned by the parties. � to. IN wrrn.E!js "':HEREOF, this Agreement is hereby executed upon behalf of each cifthe partiestheretothis24 th dayofJannary,201l. . .• • . i ' ' ' ' ' ' BEDERRA cokroRATION ZICIX.CORPORATION ,

Business Number E0034652011 - 4 Filed in the Office of Filing Number 20110047569 - 95 Secretary of State State Of Nevada Filed On 01/21/2011 Number of Pages 1

Business Number E0034652011 - 4 Filed in the Office of Secretary of State State Of Nevada Filing Number 20110047414 - 34 Filed On 01/21/2011 Number of Pages 14

ARTICLES OF INCORPORATION OF ZICIX CORPORATION For the purpose of associating to establish a corporation under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, the undersigned incorporator does hereby adopt and make the following Articles of Incorporation: ARTICLE I NAME The name of the Corporation is ZICIX Corporation (hereinafter, the "Corporation"). ARTICLE II REGISTERED OFFICE AND AGENT The name of the Corporation's resident agent in the State of Nevada is Resident Agents of Nevada, Inc., and the street address of the said resident agent where process may be served on the Corporation is 711 So. Carson St., Suite 4, Carson City, Nevada 89701. The mailing address and the street address of the said resident agent are identical. ARTICLE III POWERS The purpose for which the Corporation is organized is to transact all lawful business for which corporations may be incorporated pursuant to the laws of the State of Nevada. The Corporation shall have all the powers of a corporation organized under the General Corporation Law of the State of Nevada. ARTICLE IV TERM The Corporation is to have perpetual existence.

2 ARTICLEV CAPITAL STOCK A. Number and Designation. The total number of shares of all classes that this Corporation shall have authority to issue shall be SIX HUNDRED MILLION (600,000,000), of which FIVE HUNDRED MIU.ION (500,000,000) shall be shares of common stock, par value $0.001per share ("Common StocK'), and ONE HUNDRED MIU.ION (100,000,000) shall be shares of preferred stock, par value $0.0001 per share ("Preferred Stock"). The shares may be issued by the Corporation from time to time as approved by the board of directors of the Corporation without the approval of the stockholders except as otherwise provided in this Article V or the rules of a national securities exchange if applicable. The consideration for subscriptions to, or the purchase of, the capital stock to be issued by a corporation shall be paid in such form and in such manner as the board of directors shall determine. The board of directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the corporation, or any combination thereof. In the absence of actual fraud in the transaction, the judgment of the directors as to the value of such consideration shall be conclusive. The capital stock so issued shall be deemed to be fully paid and non - assessable stock upon receipt by the corporation of such consideration. In the case of a stock dividend, the part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance. A description of the different classes and series (if any) of the Corporation's capital stock, and a statement of the relative powers, designations, preferences and rights of the shares of each class and series (if any) of capital stock, and the qualifications, limitations or restrictions thereof, are as follows: B. Undesignated Common Stock. Shares of Common Stock not at the time designated as shares of a particular series pursuant to this Article (V)(B) or any other provision of these Articles of Incorporation may be issued from time to time in one or more additional series or without any distinctive designation. The board of directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series. The board of directors shall determine the number of shares constituting each series of Common Stock and each series shall have a distinguishing designation. C. Common Stock. Except as provided in these Articles or the designation of any series or class of capital stock, the holders of the Common Stock shall exclusively possess all voting power. Subject to the provisions of these Articles, each holder of shares of Common Stock shall be entitled to one vote for each share held by such holders. Whenever there shall have been paid, or declared and set aside for payment, to the holders

3 of the outstanding shares of any class or series of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and sinking fund or retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then dividends may be paid on the Common Stock, and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends, but only when and as declared by the board of directors of the Corporation. In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class having preference over the Common Stock in any such event, the full preferential amounts to which they are respectively entitled, the holders of the Common Stock and of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind. Each share of Common Stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of Common Stock of the Corporation. D. Serial Preferred Stock. Shares of Preferred Stock not at the time designated as shares of a particular series pursuant to this Article (V)(D) or any other provision of these Articles of Incorporation may be issued from time to time in one or more additional series. The board of directors may determine, in whole or in part, the preferences, voting powers, qualifications and special or relative rights or privileges of any such series before the issuance of any shares of that series. The board of directors shall determine the number of shares constituting each series of Preferred Stock and each series shall have a distinguishing designation. Each share of each series of serial preferred stock shall have the same relative powers, preferences and rights as, and shall be identical in all respects with, all the other shares of the Corporation of the same series, except the times from which dividends on shares which may be issued from time to time of any such series may begin to accrue. E. Series A Preferred Stock. There shall be a series of the voting preferred stock of the Corporation which shall be designated as the "Series A Preferred Stock," $.0001par value, and the number of shares constituting such series shall be ONE HUNDRED MILLION (100,000,000). Such number of shares may be increased or decreased by resolution of the board of directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

4 1. Dividends and Distributions . a) Subject to the rights of the holders of any shares of any series of preferred stock of the Corporation ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of Common Stock, $0.001par value (the "Common StocK'), of the Corporation and of any other junior stock, shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on or about the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (subject to the provision for adjustment hereinafter set forth) 1 times the aggregate per share amount of all cash dividends and 1 times the aggregate per share amount (payable in kind) of all non - cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after July 1, 2010 (the "Rights Declaration Date") declare or pay any dividend on the Common Stock, stock payable on the Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

5 c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share - by - share basis among all such shares at the time outstanding. The board of directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof. 2. Voting Rights . The holders of shares of Series A Preferred Stock shall have the following voting rights: a) Each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. b) Except as otherwise provided herein, the holders of shares of Series A c) Preferred Stock, the holders of shares of Common Stock, and the holders of shares of any other capital stock of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise set forth herein and except as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action. 3. Certain Restrictions . a) Whenever dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not : i. declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock

6 iii. b) ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; ii. (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with theSeries A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; except as permitted in Section 3(A)(iv) below, redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with theSeries A Preferred Stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; and iv. purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the board of directors) to all holders of such shares upon such terms as the board of directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective Series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner. 4. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. The Corporation shall cause all such shares upon their cancellation to be authorized but unissued shares of Preferred Stock which may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein. 5. Liquidation, Dissolution or Winding Up . a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of

7 shares of Series A Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Uquidation Preference''). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock, unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in paragraph (C) of this Section 5 to reflect such events as stock dividends, and subdivisions, combinations and consolidations with respect to the Common Stock) (such number in clause (ii) being referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Preferred Stock and Common Stock, on a per share basis, respectively. b) In the event there are not sufficient assets available to permit payment c) in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event. 6. Consolidation, Merger, etc . In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be

8 similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event the Corporation shall at any time after the Rights Declaration Date declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event. 7. Redemption. The shares of Series A Preferred Stock shall not be redeemable. 8. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise. 9. Conversion. At any time after a holding period of one day from the date of issuance, the Series A Preferred Stock may be converted to shares of Common Stock at a ratio of one (1) share of Series A Preferred Stock to 100 common shares by the Company's transfer agent. At such time of voluntary conversion, the Holder shall submit the certificate representing the Series A Preferred shares to the company's transfer agent together with an opinion letter of qualified counsel and release of restriction resolution from the Corporation. Upon the release of restriction of the certificate(s), the Corporation's transfer agent shall issue new Common Stock in the appropriate amount per conversion and cancel the relinquished preferred shares. 10. Fractional Shares. Series A Preferred Stock may be issued in fractions which are integral multiples of one one - hundredth of a share. Fractions of shares of Series A Preferred Stock may, at the election of the Corporation, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Corporation and a depositary selected by the Corporation. The holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Series A Preferred Stock represented by such depositary receipts. ARTICLE VI PREEMPTIVE RIGHTS No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any

9 preemptive right to purchase or subscribe for any unissued stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock or carrying any right to purchase stock may be issued pursuant to resolution of the board of directors of the Corporation to such persons, firms, corporations or associations, whether or not holders thereof, and upon such terms as may be deemed advisable by the board of directors in the exercise of its sole discretion. ARTICLE VII REPURCHASE OF SHARES The Corporation may from time to time, pursuant to authorization by the board of directors of the Corporation and without action by the stockholders, purchase or otherwise acquire shares of any class, bonds, debentures, notes, scrip, warrants, obligations, evidences or indebtedness, or other securities of the Corporation in such manner, upon such terms, and in such amounts as the board of directors shall determine; subject, however, to such limitations or restrictions, if any, as are contained in the express terms of any class of shares of the Corporation outstanding at the time of the purchase or acquisition in question or as are imposed by law. ARTICLE VIII MEETINGS OF STOCKHOLDERS; CUMULATIVE VOTING No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the board of directors of the Corporation. Special meeting of the stockholders of the Corporation for any purpose or purposes may be called at any time by the board of directors of the Corporation, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authorities, as provided in a resolution of the board of directors or in the bylaws of the Corporation, include the power and authority to call such meetings but such special meetings may not be called by another person or persons. There shall be no cumulative voting by stockholders of any class or series in the election of directors of the Corporation. Meetings of stockholders may be held at such place as the bylaws may provide.

10 ARTICLE IX NOTICE FOR NOMINATIONS AND PROPOSAIS Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals at an annual meeting or such proposals at a special meeting, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation of not less than thirty days or more than sixty days prior to any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (1) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (2) the principal occupation or employment of each such nominee, and (3) the number of shares of stock of the Corporation which are beneficially owned by each such nominee. In addition, the stockholder making such nomination shall promptly provide any other information reasonably requested by the Corporation. Each such notice given by a stockholder to the Secretary with respect to business proposals to bring before a meeting shall set forth in writing as to each matter: (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (2) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business; (3) the class and number of shares of the Corporation which are beneficially owned by the stockholder; and (4) any material interest of the stockholder in such business. Notwithstanding anything in these Articles to the contrary, no business shall be conducted at the meeting except in accordance with the procedures set forth in this Article. The Chairman of the annual or special meeting of stockholders may, if the facts warrant, determine and declare to such meeting that a nomination or proposal was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting and the defective nomination or proposal shall be disregarded and laid over for action at the next succeeding adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not require the holding of any adjourned or special meeting of stockholders for the purpose of considering such defective nomination or proposal.

11 ARTICIE X DIRECTORS The number of directors of the Corporation shall be such number, not less than one nor more than 15 (exclusive of directors, if any, to be elected by holders of preferred stock of the Corporation), as shall be provided from time to time in a resolution adopted by the board of directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further that no action shall be taken to decrease or increase the number of directors from time to time unless at least two - thirds of the directors then in office shall concur in said action. Exclusive of directors, if any, elected by holders of preferred stock, vacancies in the board of directors of the Corporation, however caused, and newly created directorships shall be filled by a vote of two - thirds of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which the director has been chosen expires and when the director's successor is elected and qualified. Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall include said directors so elected in addition to the number of directors fixed as provided in this Article X. Notwithstandingthe foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. In furtherance, but not in limitation of the powers conferred by statute, the board of directors is expressly authorized to do the following: Designate one (1) or more committees, each committee to consist of one or more of the directors of the Corporation and such number of natural persons who are not directors as the board of directors shall designate, which to the extent provided in the Resolution, or in the by - laws of the Corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation. As provided by Nevada Revised Statutes 78.140, without repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated into this Article as though more fully set forth, and such Article shall be read and interpreted to provide the greatest latitude in its application. As provided by Nevada Revised Statutes 78.207, without repeating the section in full here, the board of directors shall have the authority to change the number of shares of any class or series, if any, of authorized stock by increasing or decreasing the number of authorized shares of the class or series and correspondingly increasing or decreasing the number of issued and outstanding shares of the same class

12 or series held by each stockholder of record at the effective date and time of the change by a resolution adopted by the board of directors, without obtaining the approval of the stockholders. If a proposed increase or decrease in the number of issued and outstanding shares of any class or series would adversely alter or change any preference or any relative or other right given to any other class or series of outstanding shares, then the decrease must be approved by the vote, in addition to any vote required, of the holders of shares representing a majority of the voting power of each class or series whose preference or rights are adversely affected by the increase or decrease, regardless of limitations or restrictions on the voting power thereof. The increase or decrease does not have to be approved by the vote of the holders of shares representing a majority of the voting power in each class or series whose preference or rights are not adversely affected by the increase or decrease. Special meetings of the stockholders may be called only by the board of directors or a committee of the board of directors that is delegated the power to call special meetings by the board of directors. Change the name of the Corporation at any time and from time to time to any name authorized by Nevada Revised Statutes 78.039. ARTICLE XI REMOVAL OF DIRECTORS Notwithstanding any other provision of these Articles or the bylaws of the Corporation, any director or all the directors of a single class (but not the entire board of directors) of the Corporation may be removed, at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) without the necessity of a meeting of the stockholders called for that or any other purpose. Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Article XI shall not apply with respect to the director or directors elected by such holders of preferred stock. ARTICLE XII INDEMNIFICATION Any person who was or is a party or is or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, incorporator, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, incorporator, employee, partner, trustee, or agent of another

13 corporation, partnership,joint venture, trust, or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the Corporation to the full extent then permitted by law against expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement incurred by him in connection with such action, suit, or proceeding and, if so requested, the Corporation shall advance (within two business days of such request) any and all such expenses to the person indemnified; provided, however, that (i) the foregoing obligation of the Company shall not apply to a claim that was commenced by the person indemnified without the prior approval of the Board of Directors. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Article XII. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee, or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by this Article XII shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or hereafter adopted of the bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provisions of law, or otherwise. ARTICLE XIII LIMITATIONS ON DIRECTORS' LIABILITY No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except: (A) for acts or omissions that involve intentional misconduct, fraud or a knowing violation of law; or (B) the payment of distributions in violation of Nevada Revised Statutes Sec.78.300. If the General Corporation law of the State of Nevada is amended after the date of filing of these Articles to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Nevada, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.